Exhibit 32.2

Certification of Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes Oxley Act of 2002

I, Tamara S. Allen, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i. The Quarterly Report on Form 10-Q of Sierra Monitor Corporation for the quarterly period ended September 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and;

ii. The information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sierra Monitor Corporation.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sierra Monitor Corporation and will be retained by Sierra Monitor Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	November 14, 2016	By:	/s/ Tamara S. Allen
Tamara S. Allen
Chief Financial Officer